CONTACT: Todd Friedman Stacie Bosinoff The BlueShirt Group 415-217-5868 ir@geek.net

Geeknet Reports Third Quarter 2009 Financial Results

MOUNTAIN VIEW, CA —November 4, 2009 — Geeknet, Inc. (Nasdaq: LNUX), formerly known as SourceForge, Inc., today announced financial results for its third quarter ended September 30, 2009.

Total revenue for the third quarter of 2009 was $10.8 million compared to $11.5 million of revenue for the third quarter of 2008.  Net loss for the third quarter of 2009 was $4.5 million or $0.08 per share compared to a net loss of $2.7 million or $0.04 per share, for the same period a year ago.

Adjusted EBITDA loss for the third quarter of 2009 was $3.4 million, compared to adjusted EBITDA loss of $1.4 million for the same period a year ago.  A reconciliation of our net loss as reported to adjusted EBITDA is included in this release.

“Today’s announcement that we have renamed our company Geeknet is the latest development in the rapid transformation of our business,” said Scott L. Kauffman, President & CEO, Geeknet. “While I am disappointed in our media results this quarter, I am pleased with the continued growth of ThinkGeek.  And with Geeknet as our calling card on Madison Avenue, we are now able to craft a more holistic and compelling story for the advertising community that will clearly define our audience and lead to more media revenue.”

Third Quarter Highlights:
•
Media revenue was $3.7 million for the third quarter of 2009, compared to $5.1 million for the third quarter of 2008.  Revenue for the third quarter of 2009 included $1.6 million from our premium advertising products compared to $0.8 million of premium revenue for the same period last year.

•	E-commerce revenue was $7.1 million for the third quarter of 2009, compared to $6.4 million for the third quarter of 2008.

•	Total cash and investments balance, including restricted cash, at the end of the third quarter of 2009 was $35.6 million.

Supplemental schedules of the Company’s quarterly statements of operations and operational statistics for the quarterly periods in the year ended December 31, 2008 and the nine months ended September 30, 2009 are available on the Company’s web site at geek.net/cyresults.

A conference call and audio webcast will be held at 2:00 p.m. PT or 5:00 p.m. ET on November 4, 2009 and may be accessed by calling 877-407-8035 or 201-689-8035 or by visiting geek.net. Replays of both the telephonic audio and audio webcast will be available for 90 days.  To access the conference call replay, dial 877-660-6853 or 201-612-7415, referencing replay account 286 and call ID 334637.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we also report adjusted EBITDA.  Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  We believe that adjusted EBITDA provides useful information to both management and investors and is an additional measurement which may be used to evaluate our operating performance.  Our management and Board of Directors use adjusted EBITDA as part of their reporting and planning process and it is the primary measure we use to evaluate our operating performance.  In addition, we have historically reported Adjusted EBITDA or non-GAAP earnings, from which adjusted EBITDA can be derived, to the investment community.  We also believe that the financial analysts who regularly follow and report on us and the business sector in which we compete use adjusted EBITDA to prepare their financial performance estimates to measure our performance against other sector participants and to project our future financial results.

We define adjusted EBITDA as net loss which is adjusted for interest and other income (expense) net and income taxes as well as stock-based compensation, restructuring charges and depreciation and amortization.  The method we use to produce adjusted EBITDA is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA, as we compute it, excludes certain expenses that we believe are not indicative of our core operating results, as well as income taxes, stock-based compensation and depreciation and amortization.  We consider our core operating results to include revenue recorded in a particular period and the related expenses that are intended to directly drive operating income during that period.

The EBITDA calculation excludes interest, income taxes and depreciation and amortization by its nature.  In addition, when we compute adjusted EBITDA we exclude stock-based compensation and restructuring charges and other amounts included in the Interest income and other income (expense) net caption as we believe that these amounts represent income and expenses that are not directly related to our core operations.  Although some of the items may recur on a regular basis, management does not consider activities associated with these items as core to its operations.  With respect to stock-based compensation, we recognize expenses associated with stock-based compensation that require management to make assumptions about our common stock, such as expected future stock price volatility, the anticipated duration of outstanding stock options and awards and the rate at which we recognize the corresponding stock-based compensation expense over the course of future fiscal periods.  While other forms of expenses (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to our underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question, but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well we currently operate our business. Restructuring costs are excluded from adjusted EBITDA because they represent non-cash charges which are not representative of our core operations.

About Geeknet, Inc.

Geeknet is the online network for the global geek community. Our sites include: SourceForge, Slashdot, ThinkGeek, Ohloh and freshmeat. We serve an audience of more than 40 million users* each month and provide the tech-obsessed with content, culture, connections, commerce, and all the things that geeks crave. Want to learn more? Check out geek.net. (*October 2009 Unique Visitors 42M. Source: Google Analytics, and Omniture).

Geeknet is a trademark of Geeknet, Inc.  SourceForge, Slashdot, ThinkGeek, Ohloh and freshmeat are registered trademarks of Geeknet, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding the potential benefits of our corporate rebranding for us and the advertising community, and growth strategies and prospects for our online media and e-commerce businesses.  Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: our ability to attract and retain qualified personnel; success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending, especially in light of current macroeconomic challenges and uncertainty; our effectiveness at planning and managing our e-commerce inventory; our ability to achieve and sustain higher levels of revenue; our ability to protect and defend our intellectual property rights; rapid technological and market change; unforeseen expenses that we may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors.  Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended July 31, 2008, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

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GEEKNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Online Media revenue	$3,683	$5,055	$11,801	$14,658
E-commerce revenue	7,104	6,417	21,142	20,000
Net revenue	10,787	11,472	32,943	34,658

Online Media cost of revenue	1,630	2,140	5,255	6,061
E-commerce cost of revenue	6,053	5,104	17,815	16,084
Cost of revenue	7,683	7,244	23,070	22,145
Gross margin	3,104	4,228	9,873	12,513

Operating expenses:
Sales and marketing	3,201	2,304	7,468	6,518
Research and development	2,144	1,472	5,816	3,854
General and administrative	2,238	2,977	6,587	9,018
Amortization of intangible assets	83	-	110	-
Restructuring costs	-	-	-	765
Total operating expenses	7,666	6,753	19,981	20,155
Operating loss	(4,562)	(2,525)	(10,108)	(7,642)
Interest and other income (expense), net	18	(277)	(5,543)	197
Loss before income taxes	(4,544)	(2,802)	(15,651)	(7,445)
Benefit for income taxes	(7)	(138)	(102)	(112)
Net loss	$(4,537)	$(2,664)	$(15,549)	$(7,333)

Earnings per share:
Basic and diluted	$(0.08)	$(0.04)	$(0.25)	$(0.11)

Shares used in computing earnings per share:
Basic and diluted	59,909	67,670	61,042	67,548

Reconciliation of net loss as reported to adjusted EBITDA:

Net loss - as reported	$(4,537)	$(2,664)	$(15,549)	$(7,333)
Reconciling items:
Interest and other income (expense), net	(18)	277	5,543	(197)
Income taxes	(7)	(138)	(102)	(112)
Stock-based compensation expense included in COGS	92	71	246	205
Stock-based compensation expense included in Op Ex.	609	518	1,763	2,776
Restructuring costs	-	-	-	765
Depreciation and amortization	479	560	1,637	1,500
Adjusted EBITDA	$(3,382)	$(1,376)	$(6,462)	$(2,396)

GEEKNET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30, 2009	December 31, 2008

ASSETS

Current assets:
Cash and cash equivalents	$25,128	$40,511
Short-term investments, including restricted cash	10,472	563
Accounts receivable, net	3,091	4,418
Inventories	4,868	3,264
Prepaid expenses and other current assets	4,079	1,841
Total current assets	47,638	50,597
Property and equipment, net	2,736	4,748
Long-term investments, including long-term restricted cash	-	9,947
Other assets	5,053	8,874
Total assets	$55,427	$74,166

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,012	$4,021
Accrued restructuring liabilities	2,027	2,862
Deferred revenue	770	591
Accrued liabilities and other	2,326	2,702
Total current liabilities	9,135	10,176
Other long-term liabilities	197	1,423
Total liabilities	9,332	11,599

Stockholders' equity:
Common stock	61	65
Treasury stock	(492)	(331)
Additional paid-in capital	798,275	799,037
Accumulated other comprehensive income	13	9
Accumulated deficit	(751,762)	(736,213)
Total stockholders' equity	46,095	62,567
Total liabilities and stockholders' equity	$55,427	$74,166

GEEKNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine months ended
	September 30,
	2009	2008

Cash flows from operating activities:
Net loss	$(15,549)	$(7,333)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,637	1,500
Stock-based compensation expense	2,009	2,981
Provision for bad debts	97	80
Provision for excess and obsolete inventory	34	103
Loss on disposal of assets	1,020	3
Loss on sale of investments	-	308
Impairment of investments	4,585	108
Non-cash restructuring expense	-	765
Changes in assets and liabilities:
Accounts receivable	1,235	(743)
Inventories	(1,638)	(598)
Prepaid expenses and other assets	(841)	(1,336)
Accounts payable	(16)	(1,819)
Accrued restructuring liabilities	(2,089)	(2,150)
Deferred revenue	179	(89)
Accrued liabilities and other	(412)	35
Other long-term liabilities	28	14
Net cash used in operating activities	(9,721)	(8,171)

Cash flows from investing activities:
Purchase of property and equipment	(738)	(1,902)
Purchases of marketable securities	-	(26,441)
Maturities or sale of marketable securities	559	49,926
Acquisitions	(2,613)	-
Proceeds from sale of intangible assets, net	172	-
Purchases of intangible assets	(106)	-
Net cash (used in) provided by investing activities	(2,726)	21,583

Cash flows from financing activities:
Proceeds from issuance of common stock	259	18
Repurchase of common stock	(3,195)	(242)
Net cash used in financing activities	(2,936)	(224)

Cash flows from discontinued operations:
Net cash provided by operating activities	-	42
Net cash provided by discontinued operations	-	42
Net increase (decrease) in cash and cash equivalents	(15,383)	13,230
Cash and cash equivalents, beginning of period	40,511	25,037
Cash and cash equivalents, end of period	$25,128	$38,267